EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports  dated July 27, 2001  accompanying  the  consolidated financial statements of U.S. Energy Corp. (a Wyoming corporation) and subsidiaries appearing in the 2001 Annual Report of the Company to its shareholders and accompanying the schedule included in the Annual Report on Form 10-K for the year ended May 31, 2001 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


                                    /s/  GRANT THORNTON LLP



Denver, Colorado,
November 12, 2001


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